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                                                                    Exhibit 21

                              LIST OF SUBSIDIARIES

                                                      Sovereign power under
Name of Subsidiary*                                the laws of which organized
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Ferro Industrial Products Ltd.                                         Canada
Ferro B.V.                                                    The Netherlands
  Ferro (Holland) B.V.                                        The Netherlands
  Ferro France S.a.R.L.                                                France
    Ferro Plastics S.A.                                                France
    Ferro Chemicals S.A.                                               France
  Ruhr-Pulverlack G.m.b.H.                                            Germany
  Ferro Plastics (Germany) G.m.b.H.                                   Germany
    Ferro (Deutschland) G.m.b.H.                                      Germany
  Ferro (Italia) S.R.L.                                                 Italy
  Ferro Industrias Quimicas S.A.                                     Portugal
  Ferro Toyo Co., Ltd. (60%)                        Taiwan, Republic of China
Ferro Enamel Espanola S.A.                                              Spain
  CTI Ceramica Tecnica Industrial S.A                                   Spain
Ege-Ferro Kimya A.S. (49.9%)                                           Turkey
Ferro (Great Britain) Ltd.                                     United Kingdom
Ferro Enamel Argentina S.A.I.C.y.M.                                 Argentina
Ferro Enamel do Brasil, I.C.L.                                         Brazil
Ferro Ecuatoriana S.A. (51%)                                          Ecuador
Ferro Mexicana S.A. de C.V.                                            Mexico
Ferro de Venezuela C.A. (49%)                                       Venezuela
Ferro Corporation (Australia) Pty. Ltd.                             Australia
  Fletcher Chemical Company, Ltd.                                   Australia
  Ferro Corporation New Zealand Pty. Ltd.                         New Zealand
Ferro Far East, Ltd.                                                Hong Kong
Ferro Industrial Products Limited (Taiwan)          Taiwan, Republic of China
Ferro (Thailand) Co., Ltd. (49%)                                     Thailand
Nissan Ferro Organic Chemical Co. Ltd. (51%)                            Japan
PT Ferro Mas Dinamika (55%)                                         Indonesia

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*    Percentages in parentheses indicate Ferro's ownership.

     Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.